EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Gil Boosidan, Chief Executive Officer (Principal Executive Officer) of Suspect Detection Systems Inc. (the “Company”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results of operations of the Company.

Date: April 14, 2010
/s/ Gil Boosidan
Name:  Gil Boosidan
Title:    Chief Executive Officer
(Principal Executive Officer)